Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Willis Towers Watson Public Limited Company (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•

The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2020, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 29, 2020

/s/ John J. Haley
John J. Haley
Chief Executive Officer

/s/ Michael J. Burwell
Michael J. Burwell
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Willis Towers Watson Public Limited Company and will be retained by Willis Towers Watson Public Limited Company and furnished to the Securities and Exchange Commission or its staff upon request.